UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 18, 2010

ATS Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-51552	11-3747850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7925 Jones Branch Drive, McLean, Virginia	22102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 766-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01             Regulation FD Disclosure

On March 18, 2010, ATS Corporation (the “Company”) announced it expected to issue its fourth quarter earnings release on March 24, 2010 after the close of the market.  The Company will conduct a conference call at 5:00 p.m. Eastern Time on March 24, 2010 to discuss the results for the quarter and fiscal year ended December 31, 2009.  Instructions on how to access the call are contained in the press release, a copy of which is attached hereto as Exhibit 99.1

Item 8.01             Other Events

On March 18, 2010, the Company announced it will hold its annual meeting of stockholders on May 18, 2010 at its headquarters, 7925 Jones Branch Drive, McLean, Virginia 22102 at 10:00 a.m., local time.  Stockholders of record at the close of business on March 31, 2010 are entitled to notice of and to vote at the meeting.

Item 9.01             Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release Dated March 18, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:      March 18, 2010

ATS CORPORATION

By:	/s/ Dr. Edward H. Bersoff
Dr. Edward H. Bersoff
Chairman, President and
Chief Executive Officer